Exhibit 99.1

AMERICAN PHYSICIANS SERVICE GROUP, INC. REPORTS

CONTINUED STRONG EARNINGS IN THE THIRD QUARTER

AUSTIN, TX – (MARKET WIRE) – November 2, 2009 – American Physicians Service Group, Inc. (“APS”) (NASDAQ:  AMPH) today announced results for the quarter and nine months ended September 30, 2009.  For the three months ended September 30, 2009, revenues were $22.4 million compared to $19.9 million for the same period last year.  For the nine months ended September 30, 2009, revenues were $61.7 million compared to $57.3 million in the same period last year.  Net income for the third quarter was $6.4 million or $.92 per diluted share, compared to $7.2 million or $.99 per diluted share, in the same period last year. Net income for the first nine months was $16.1 million or $2.28 per diluted share, compared to $16.7 million or $2.29 per diluted share in the same period last year.

Ken Shifrin, APS Chairman of the Board, stated, “We continue to perform at a high level.  Revenue was up 12% quarter-over-quarter, underwriting profits remained solid, our Financial Services subsidiary was again profitable and our book value per share increased to a record $22.20.  Rating agency A.M. Best recently affirmed our A- rating, saying the rating “reflects API’s excellent risk-adjusted capital position, solid history of operating profitability and strong policyholder retention levels.”

Tim LaFrey, President of APS, added, “Our core insurance operations continue to grow.  Net earned premium was up 12% compared to the third quarter of 2008, a result of moderating rate decreases, increasing policyholder count and ceding less premium under our 2009 reinsurance treaty.  Claims data remained favorable, with pending claims dropping by 15% from a year ago.   On the investment side, we held to our belief that benefits from safeguarding our capital outweigh the sacrifice in short-term yield and thus further reduced our exposure in non-agency CMOs to $5.6 million from $25.4 million at the beginning of the year.  We also continue to shorten the duration of the portfolio to manage for interest rate risk.

Mr. LaFrey continued, “Our Financial Services business turned in another small profit this quarter, a significant improvement over its results during the peak of the economic crisis last year.  We continue to explore ways to return this segment to meaningful and sustained profitability.”

Mr. Shifrin concluded, “We are gratified that our long-practiced conservative business philosophy has been the cornerstone for excellent performance during a difficult economic period and that our shareholders have benefitted from new stock highs as a result.”

APS is an insurance and financial services firm with subsidiaries and affiliates which provide medical malpractice insurance for physicians and other healthcare providers and brokerage and investment services to institutions and high net worth individuals.  APS is headquartered in Austin, Texas.

This press release includes forward-looking statements related to APS that involve risks and uncertainties that could cause actual results to differ materially.  These forward-looking statements are made in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  For further information about these factors that could affect the future results of APS, please see the recent filings with the Securities and Exchange Commission.  Prospective investors are cautioned that forward-looking statements are not guarantees of future performance.  Actual results may differ materially from management expectations.  Copies of the filings are available upon request to APS.

For further information, visit the APS website at www.amph.com or contact:

Mr. Kenneth Shifrin, Chairman of the Board (or)

Mr. Tim LaFrey, President (or)

Mr. Marc Zimmermann, Chief Financial Officer

American Physicians Service Group, Inc.

1301 S. Capital of Texas Highway, C-300

Austin, Texas  78746

(512) 328-0888

AMERICAN PHYSICIANS SERVICE GROUP, INC. SELECTED FINANCIAL DATA

(in thousands, except per share data)	September 30,	December 31,
	2009	2008
	(unaudited)
Assets

Investments	$237,134	$209,709
Cash and cash equivalents	16,680	22,060
Premium and maintenance fees receivables	19,435	17,186
Reinsurance recoverables	10,016	15,293
Deferred policy acquisition costs	2,748	2,500
Deferred tax assets	5,853	9,488
Property and equipment, net	448	590
Intangible assets	2,264	2,264
Federal income tax receivable	2,997	738
Prepaid and other assets	3,325	3,726

Total assets	$300,900	$283,554

Liabilities

Reserve for loss and loss adjustment expense	$91,393	$92,141
Unearned premiums and maintenance fees	40,916	36,785
Funds held under reinsurance treaties	3,255	3,978
Trade accounts payable	190	290
Accrued expenses and other liabilities	5,512	6,327
Mandatorily redeemable preferred stock	6,617	7,568

Total liabilities	147,883	147,089

Total shareholders’ equity	153,017	136,465

Total liabilities and shareholders’ equity	$300,900	$283,554

Shares outstanding	6,893	7,014

Book value per share	$22.20	$19.46

AMERICAN PHYSICIANS SERVICE GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(in thousands, except per share data)	Three Months Ended September 30,		Nine Months Ended September 30,

	2009	2008	2009	2008
REVENUES

Gross premiums and maintenance fees written	$21,446	$21,246	$53,668	$51,106
Premiums ceded	676	711	1,339	1,087
Change in unearned premiums & maintenance fees	(4,527)	(6,248)	(4,130)	(4,536)

Net premiums and maintenance fees earned	17,595	15,709	50,877	47,657

Investment income, net of investment expense	2,460	2,996	7,677	9,011
Realized capital gains (losses), net	159	743	(357)	757
Other-than-temporary impairments	(237)	(1,217)	(2,245)	(5,069)
Financial services	2,320	1,558	5,595	4,835
Other revenue	71	97	173	150

Total revenues	22,368	19,886	61,720	57,341

EXPENSES

Losses and loss adjustment expenses:
Current accident year losses	11,183	9,949	33,699	28,862
Prior year losses	(4,762)	(7,690)	(14,360)	(17,515)
Total losses and loss adjustment expenses	6,421	2,259	19,339	11,347
Other underwriting expenses	3,053	3,220	8,784	8,322
Change in deferred policy acquisition costs	(331)	(403)	(248)	(206)
Financial services expenses	2,207	2,127	5,582	8,013
General and administrative expenses	1,335	1,502	3,723	4,221

Total expenses	12,685	8,705	37,180	31,697

Income from operations	9,683	11,181	24,540	25,644

Income tax expense	3,241	3,998	8,447	8,935

Net income	$6,442	$7,183	$16,093	$16,709

Diluted income per share	$0.92	$0.99	$2.28	$2.29

Diluted weighted average shares outstanding	6,989	7,244	7,073	7,286

Operating Income	$6,493	$7,491	$17,784	$19,512

Diluted operating income per share	$0.93	$1.03	$2.51	$2.68

Non-GAAP Financial Measures

Operating Income is a “Non-GAAP” financial measure which is widely used in the insurance industry to evaluate the performance of underwriting operations. Operating Income excludes the after-tax effects of realized investment gains or losses and infrequent items that are not considered core to the underwriting performance of our insurance segment or the operating performance of our financial services segment, and we believe presents a more appropriate view of the performance of our core operations. While we believe disclosure of certain non-GAAP information is appropriate, you should not consider this information without also considering the information we present in accordance with GAAP.  The following table is a reconciliation of Net Income to Operating Income:

Reconciliation of Net Income to Operating Income (in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2009	2008	2009	2008
Net Income	$6,442	$7,183	$16,093	$16,709
Adjustments, net of tax effects:
Realized capital (gains) losses, net	(103)	(483)	232	(492)
Other-than-temporary impairments	154	791	1,459	3,295
Operating Income	$6,493	$7,491	$17,784	$19,512

Per diluted share:
Net Income	$0.92	$0.99	$2.28	$2.29
Effect of adjustments	$0.01	$0.04	$0.23	$0.39
Diluted operating income per share	$0.93	$1.03	$2.51	$2.68

SELECTED INSURANCE DATA FOR API, pre and post merger

Claims History

	Claims Reported	Open Claims
Date	in the Quarter	at Quarter End
September 30, 2009	100	578
June 30, 2009	100	565
March 31, 2009	104	583
December 31, 2008	77	585
September 30, 2008	114	681
June 30, 2008	92	667
March 31, 2008	98	688
December 31, 2007	128	740
September 30, 2007	89	746
June 30, 2007	84	822
March 31, 2007	113	848
December 31, 2006	102	808